Exhibit 10.2

PEBBLEBROOK HOTEL TRUST
Performance Unit Retention Award Agreement for Executive Officers

THIS PERFORMANCE UNIT AWARD AGREEMENT (this “Agreement”), dated as of the 13th day of December 2013, governs the Performance Unit Retention Award granted by PEBBLEBROOK HOTEL TRUST, a Maryland real estate investment trust (the “Company”), to [______________] (the “Participant”), in accordance with and subject to the provisions of the Company’s 2009 Equity Incentive Plan, as amended and restated (the “Plan”). A copy of the Plan has been made available to the Participant. All terms used in this Agreement that are defined in the Plan have the same meaning given them in the Plan.
1.Grant of Performance Unit Award. In accordance with the Plan, and effective as of December 13, 2013 (the “Date of Grant”), the Company granted to the Participant, subject to the terms and conditions of the Plan and this Agreement, a Performance Unit Retention Award (the “Award”) with respect to [____________] Performance Units, of which [__________] Performance Units are referred herein as the “Target Performance Units”. The Award represents the right to receive one Common Share for each Performance Unit that is earned in accordance with, and subject to, the terms of this Agreement. Subject to the terms and conditions of this Agreement, the number of Performance Units that may be earned may range from a minimum of 0% of the Target Performance Units to a maximum of 200% of the Target Performance Units. The Award includes Dividend Equivalent Rights as described in Section 6.
2.Performance Vesting. The Participant shall earn Performance Units, i.e., the Performance Units shall become vested and nonforfeitable (“Vested”), as of January 1 immediately following the end of the applicable Measurement Period to the extent provided in paragraphs 2(a) and 2(b) as determined by the Committee, provided that the Participant remains employed by the Company or an Affiliate from the Date of Grant until the end of the applicable Measurement Period. No more than 40% of the Target Performance Units can become Vested in any Measurement Period pursuant to the calculations set forth in paragraphs 2(a) and 2(b) below. This Agreement shall be interpreted in a manner consistent with the examples of the calculations set forth on Exhibit A attached hereto.
(a)Relative TSR Measurement. The Participant’s interest in a number of Performance Units, not to exceed 20% of the Target Performance Units in any Measurement Period, shall become Vested based on Company TSR relative to Peer Group TSR as set forth in this paragraph 2(a). The number of Performance Units, if any, which shall become Vested under this paragraph 2(a) shall in no event exceed 100% of the Target Performance Units for all Measurement Periods or be less than zero and shall for each Measurement Period be calculated according to the following mathematical formula:
(10% + 1.67 * [Company TSR – Peer Group TSR]) * (the Target Performance Units).

For the avoidance of doubt, in each Measurement Period:

i.	if Company TSR is less than Peer Group TSR by 600 or more basis points, then none of the Performance Units shall become Vested under this paragraph 2(a); and

ii.	if Company TSR exceeds Peer Group TSR by 600 basis points or more, then a number of Performance Units equal to 20% of the Target Performance Units shall become Vested under this paragraph 2(a).
(b)Absolute TSR Measurement. The Participant’s interest in a number of Performance Units, not to exceed 20% of the Target Performance Units in any Measurement Period, shall become Vested based on Company TSR as set forth in this paragraph 2(b). The number of Performance Units, if any, which shall become Vested under this paragraph 2(b) shall in no event exceed 100% of the Target Performance Units for all Measurement Periods or be less than zero and shall for each Measurement Period be calculated according to the following mathematical formula:
(10% + 2.5 * [Company TSR – 9% 1]) * (the Target Performance Units).
For the avoidance of doubt, in each Measurement Period:

i.	if Company TSR is more than 400 basis points less than 9% [1], then none of the Performance Units shall become Vested under this paragraph 2(b); and

ii.	if Company TSR is more than 400 basis points more than 9% [1], then a number of Performance Units equal to 20% of the Target Performance Units shall become Vested under this paragraph 2(b).
3.Termination of Employment. Except as provided in paragraphs 3(a), 3(b), 3(c), 3(d) and 3(e), the Participant’s interest in all of the Performance Units that have not Vested on or before the date on which the Participant’s employment with the Company or an Affiliate terminates or is terminated will be forfeited on the date of such termination.
(a)    Change in Control. If a Control Change Date occurs before January 1, 2020, and if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the Control Change Date, the Participant shall be Vested in 20% of the Target Performance Units for each of the then-current Measurement Period and any remaining Measurement Periods.

________________
1 This threshold shall be compounded annually.

(b)    Death or Disability. If the Participant’s employment by the Company or its Affiliates terminates before January 1, 2020, on account of death or disability (as defined in Code section 22(e)(3)) and if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date of such termination, the Participant shall be Vested in 20% of the Target Performance Units for each of the then-current Measurement Period and any remaining Measurement Periods.
(c)    Termination of Employment Without Cause. If the Participant’s employment by the Company or its Affiliates ends before January 1, 2020, on account of a termination of the Participant’s employment by the Company or an Affiliate without Cause and if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date of such termination, the Participant shall be Vested in 20% of the Target Performance Units for each of the then-current Measurement Period and any remaining Measurement Periods.
(d)    Termination of Employment for Cause. If the Participant’s employment by the Company or its Affiliates ends before January 1, 2020, on account of a termination of the Participant’s employment by the Company or an Affiliate for Cause and if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date of such termination, the Participant’s interest in all of the Performance Units that have not earlier Vested shall be forfeited; provided, however, that in the event the Participant is terminated for Cause as defined in paragraph (7)(a)(i) and the Participant is subsequently acquitted of the act or acts referred to therein, then the Participant shall be deemed for purposes of this Agreement to have been terminated without Cause as of the date of the termination and the Participant shall be Vested in the number of Performance Units determined in accordance with paragraph 3(c) notwithstanding that a number of Performance Units may have been previously forfeited due to the termination of the Participant’s employment for Cause based on such charge.
(e)    Termination of Employment by the Participant for Good Reason. If the Participant’s employment by the Company or its Affiliates ends before January 1, 2020, on account of a termination of the Participant’s employment by the Participant for Good Reason (as defined in, and in accordance with the terms of, that certain Change-in-Control Severance Agreement entered into as of [___________, 20__] by and between the Company and the Participant) and if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date of such termination, the Participant shall be Vested in 20% of the Target Performance Units for each of the then-current Measurement Period and any remaining Measurement Periods.
4.    Transferability. The Performance Units evidenced by this Agreement cannot be transferred; provided, however, that, subject to the requirements of applicable securities laws, the Participant’s rights in the Performance Units evidenced by this Agreement may be transferred by will or the laws of descent and distribution.
5.    Settlement of Performance Units. As soon as practicable after the end of each Measurement Period, but in all events no later than March 15 of the year following the end of such Measurement Period, the Committee shall determine and certify the extent to which the performance objectives described herein have been achieved and the number of Performance Units that have become Vested for such Measurement Period (which may only be greater than 40% of the Target Performance Units pursuant to Section 3). As soon as practicable after the Committee’s certification in accordance with the preceding sentence, but in all events no later than March 15 of the year following the end of each Measurement Period, the Company shall issue Common Shares to the Participant in a number equal to the number of Performance Units that the Committee certified have become Vested; provided, however, that only whole Common Shares shall be issued and a cash payment shall be issued in settlement of any fractional Common Share that the Participant otherwise is entitled to receive.
6.    Dividend Equivalent Rights. No later than March 15 following the end of a Measurement Period, the Company shall make a single sum cash payment to the Participant equal to the cumulative amount of dividends paid during such Measurement Period on the number of Common Shares equal to the number of Performance Units that the Committee certified have become Vested. No cash amount will be paid as Dividend Equivalent Rights with respect to Performance Units that do not become Vested.
7.    Definitions. For purposes of this Agreement, the terms Cause, Company TSR, Measurement Period and Peer Group TSR shall have the following meanings:
(a)    “Cause” means that the Board concludes, in good faith and after reasonable investigation, that: (i) the Participant has been charged by the United States or a State or political subdivision thereof with conduct which is a felony under the laws of the United States or any State or political subdivision thereof; (ii) the Participant engaged in conduct relating to the Company constituting material breach of fiduciary duty, willful misconduct (including acts of employment discrimination or sexual harassment) or fraud; (iii) the Participant breached in any material respect the Participant’s obligations or covenants, if any, restricting the recruitment of employees of the Company or an Affiliate to work for another employer set forth in an agreement with the Company; or (iv) the Participant materially failed to follow a proper directive of the Board within the scope of the Participant’s duties (which shall be capable of being performed by the Participant with reasonable effort) after written notice from the Board specifying the performance required and the Participant’s failure to perform within 30 days after such notice. For this purpose, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith or if the result thereof would be unethical or illegal.
(b)    “Company TSR” means the average annual total shareholder return (Common Share price appreciation/depreciation during the applicable Measurement Period plus dividends paid on Common Shares during the applicable Measurement Period) (the “TSR”) of the Company over the term of the applicable Measurement Period, expressed as a percentage. For purposes of calculating Common Share price appreciation/depreciation, the Common Share prices for the beginning and end of each period in the applicable Measurement Period are to be determined by averaging the closing prices for Common Shares as reported on the New York Stock Exchange (the “NYSE”) or other applicable principal securities exchange in which

Common Shares are traded for each of the trading days during the last thirty calendar days preceding the start or end, as applicable, of the applicable Measurement Period. For purposes of calculating Company TSR, dividends for the period shall be treated as reinvested. If, before January 1, 2020, (A) a Change in Control occurs, (B) the Participant’s employment by the Company or its Affiliates terminates on account of death or disability, or (C) the Participant’s employment by the Company or its Affiliates terminates without Cause as contemplated by paragraph 3(c), the TSR of the Company for the period from the most recent fiscal year end to the end of the applicable Measurement Period shall be annualized for purposes of calculating Company TSR.
(c)    “Measurement Period” means the first, second, third, fourth or fifth, as applicable, of the five time periods beginning on December 13, 2013 and ending on: (i) December 31, 2015, (ii) December 31, 2016, (iii) December 31, 2017, (iv) December 31, 2018 and (v) December 31, 2019, respectively; provided, however, that in the event that during such time period (A) a Change in Control occurs, (B) the Participant’s employment by the Company or its Affiliates terminates on account of death or disability, or (C) the Participant’s employment by the Company or its Affiliates terminates without Cause as contemplated by paragraph 3(c), the Measurement Period shall end on the date of the event described in clause (A), (B) or (C) above.
(d)    “Peer Group TSR” means the arithmetic average of the TSRs (each as determined using data provided by Bloomberg) of Ashford Hospitality Trust, Chesapeake Lodging Trust, DiamondRock Hospitality Company, Host Hotel & Resorts, Inc., LaSalle Hotel Properties, Strategic Hotels & Resorts, Inc. and Sunstone Hotel Investors, Inc. (the “Peer Group”) over the term of the applicable Measurement Period, expressed as a percentage. If the common stock of any of these companies ceases to be publicly traded during the applicable Measurement Period, such company shall be excluded from the calculation of Peer Group TSR for any year or quarter during the applicable Measurement Period in which its common stock is not publicly traded. For purposes of calculating common stock price appreciation/depreciation, the common stock prices for the beginning and end of each period in the applicable Measurement Period are to be determined by averaging the closing prices for the Peer Group members’ common stock as reported on the NYSE or other applicable principal securities exchange in which the Peer Group members’ common stock is traded for each of the trading days during the last thirty calendar days preceding the start or end, as applicable, of the applicable Measurement Period. For purposes of calculating Company TSR, dividends for the period shall be treated in the same manner as described in paragraph 5(c) with regard to the treatment of dividends when calculating Company TSR. If, before January 1, 2020, (A) a Change in Control occurs, (B) the Participant’s employment by the Company or its Affiliates terminates on account of death or disability, or (C) the Participant’s employment by the Company or its Affiliates terminates without Cause as contemplated by paragraph 3(c), the arithmetic average of the TSRs of the Peer Group for the period from the most recent fiscal year end to the end of the applicable Measurement Period shall be annualized for purposes of calculating Peer Group TSR.
8.    Shareholder Rights. Participant shall not have any rights as a shareholder of the Company with respect to the Performance Units. Upon the issuance of Common Shares in settlement of Performance Units that have Vested, the Participant shall have all of the rights of a shareholder of the Company with respect to those shares, including the right to vote the shares and to receive dividends on the shares.
9.    No Right to Continued Employment. The grant of the Award does not give the Participant any rights with respect to continued employment by the Company or an Affiliate.
10.    Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland without reference to principles of conflict of laws.
11.    Conflicts. The Participant agrees that in the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.
12.    Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and the Participant agrees to be bound by all the terms and provisions of the Plan.
13.    Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and the Participant’s successors in interest and the Company and any successors of the Company.
[Signatures appear on following page.]

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first set forth above.

PEBBLEBROOK HOTEL TRUST                [NAME OF PARTICIPANT]

_________________________                 _________________________

By:        Name:

Title:

EXHIBIT A - ILLUSTRATIVE EXAMPLES - Per Measurement Period
assuming an award of 100 Target Performance Units (the "TPUs")

I. Relative TSR Measurement (paragraph 2(a))
Formula: Vested TPUs= TPUs x (10% + (1.67 x (Company TSR - Peer Group TSR))
subject to a maximum of 20% of the TPUs and a minimum of 0.

Example A
Peer Group TSR: 5%
Company TSR: 7%
=	TPUs x (10% + (1.67 x (Company TSR - Peer Group TSR))
=	100 x (10% + (1.67 x (7% - 5%))
=	100 x (10% + 3.34%)
=	100 x 13.34%
=	13.34 Performance Units à Common Shares + A cash amount equal to 0.34 Common Shares

Example B
Peer Group TSR: 5%
Company TSR: 5%
=	TPUs x (10% + (1.67 x (Company TSR - Peer Group TSR))
=	100 x (10% + (1.67 x (5% - 5%))
=	100 x (10% + 0%)
=	100 x 10%
=	10 Performance Units à Common Shares

Example C
Peer Group TSR: -1%
Company TSR: -3%
=	TPUs x (10% + (1.67 x (Company TSR - Peer Group TSR))
=	100 x (10% + (1.67 x (-3% - -1%))
=	100 x (10% + 3.34%)
=	100 x 6.66%
=	6.66 Performance Units à Common Shares + A cash amount equal to 0.66 Common Shares

	Relative TSR (paragraph 2(a))

		Company TSR
		-3.00%	-1.00%	0.00%	3.00%	5.00%	7.00%	10.00%
P e e r T S R	-3.00%	10	13	15	20	20	20	20
	-1.00%	6	10	11	16	20	20	20
	0.00%	5	8	10	15	18	20	20
	3.00%	—	3	5	10	13	16	20
	5.00%	—	—	1	6	10	13	18
	7.00%	—	—	—	3	6	10	15
	10.00%	—	—	—	—	1	5	10

II. Absolute TSR Measurement (paragraph 2(b))
Formula: Vested TPUs= TPUs x (10% + (2.5 x (Company TSR - 9.0%))
subject to a maximum of 20% of the TPUs and a minimum of 0.

Example A
Company TSR: 13%
=	TPUs x (10% + (2.5 x (Company TSR - 9%))
=	100 x (10% + (2.5 x (13% - 9%))
=	100 x (10% + (2.5 x 4%)
=	100 x (10% + 10%)
=	20 Performance Units à 20 Common Shares

Example B
Company TSR: 9%
=	TPUs x (10% + (2.5 x (Company TSR - 9%))
=	100 x (10% + (2.5 x (9% - 9%))
=	100 x (10% + (2.5 x 0%)
=	100 x 10%
=	10 Performance Units à 10 Common Shares

Example C
Company TSR: 6%
=	TPUs x (10% + (2.5 x (Company TSR - 9%))
=	100 x (10% + (2.5 x (6% - 9%))
=	100 x (10% + (2.5 x -3%)
=	100 x (10% - 7.5%)
=	100 x 2.5%
=	2.5 Performance Units à 2 Common Shares + A cash amount equal to 0.5 Common Shares

Absolute TSR (paragraph 2(b))
Company TSR	Units Vested
<5.000%	—
5.000%	—
5.500%	1
6.000%	2
6.500%	3
7.000%	5

8.000%	7
8.100%	7
8.150%	7

9.000%	10

10.000%	12
11.000%	15
12.000%	17
13.000%	20
>13.000%	20

Percentage of TPUs that become Vested per Measurement Period based on calculations pursuant to paragraphs 2(a) and 2(b) under various hypothetical results of Relative TSR Measurement and Absolute TSR Measurement.

	Relative TSR (paragraph 2(a))

		Company TSR
		-3.00%	-1.00%	0.00%	3.00%	5.00%	7.00%	10.00%
P e e r T S R	-3.00%	10.0%	13.0%	15.0%	20.0%	20.0%	20.0%	20.0%
	-1.00%	6.0%	10.0%	11.0%	16.0%	20.0%	20.0%	20.0%
	0.00%	5.0%	8.0%	10.0%	15.0%	18.0%	20.0%	20.0%
	3.00%	0.0%	3.0%	5.0%	10.0%	13.0%	16.0%	20.0%
	5.00%	0.0%	0.0%	1.0%	6.0%	10.0%	13.0%	18.0%
	7.00%	0.0%	0.0%	0.0%	3.0%	6.0%	10.0%	15.0%
	10.00%	0.0%	0.0%	0.0%	0.0%	1.0%	5.0%	10.0%

	Absolute TSR (paragraph 2(b))
	Company TSR	% Units Vested
	<5.000%	0.00%
	5.000%	0.00%
	5.500%	1.00%
	6.000%	2.00%
	6.500%	3.00%
	7.000%	5.00%

	8.000%	7.00%
	8.100%	7.00%
	8.150%	7.00%

	9.000%	10.00%

	10.000%	12.00%
	11.000%	15.00%
	12.000%	17.00%
	13.000%	20.00%
	>13.000%	20.00%